                                                                    EXHIBIT 3.18

ATTACHED DOCUMENT
CERTIFICATE OF ORGANIZATION OF
INSPIRATION MEDIA OF TEXAS, LLC
The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Organization for the above named company have been received in this office and are found to conform to law.
Filed:         MARCH 16, 2001
Effective:     MARCH 16, 2001
Henry Cuellar
Secretary of State

                            ARTICLES OF ORGANIZATION

                                       OF

                         INSPIRATION MEDIA OF TEXAS, LLC


        1. The name of the limited liability company ("Company") is "OnePlace, LLC". The period of duration of the Company shall expire on December 31, 2050.

        2. The purpose for which the Company is organized is the transaction of any or all lawful business for which limited liability companies may be organized under the Texas Limited Liability Company Act.

        3. The address of the Company's initial registered office in the State of Texas is 545 E. John Carpenter Freeway, Suite 450, Irving, Texas 75062. The name of the Company's initial registered agent at such address is Greg Anderson.

        4. The Company shall be managed by one manager. The name and mailing address of the manager is as follows:

               NAME:                                      MAILING ADDRESS:
               ----                                       ---------------
               Salem Media Corporation                    4880 Santa Rosa Road
                                                          Suite 300
                                                          Camarillo, CA 93012

        5. The Company is being organized pursuant to a Plan of Conversion. The converting entity is Inspiration Media of Texas, Inc., a corporation incorporated in Texas on July 24, 1995 and whose address is: 4880 Santa Rosa Road, Suite 300, Camarillo, CA 93012.

        6. These Articles of Organization shall be effective on March 9, 2001.

        IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization effective as of March 9, 2001.

                                            SALEM MEDIA CORPORATION,
                                            a New York Corporation

                                            By:  /s/ Jonathan L. Block
                                                --------------------------------
                                                   Jonathan L. Block,
                                                   Vice President